UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________
FORM 8-K
_________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2014
_________________________________
ALBEMARLE CORPORATION
(Exact name of registrant as specified in charter)
_________________________________

Virginia	001-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

451 Florida Street, Baton Rouge, Louisiana		70801
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (225) 388-8011

Not applicable
(Former name or former address, if changed since last report)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

This Current Report on Form 8-K is being filed pursuant to a memorandum of understanding regarding the settlement of certain litigation relating to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 15, 2014, by and among Albemarle Corporation, a Virginia corporation (“Albemarle”), Rockwood Holdings, Inc., a Delaware corporation (“Rockwood”), and Albemarle Holdings Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger (the “Merger”) of Merger Sub with and into Rockwood.

As previously disclosed on page 94 of the Joint Proxy Statement/Prospectus filed with the Securities and Exchange Commission (the “SEC”) by Albemarle on October 1, 2014 (the “Definitive Proxy Statement”), five putative class action complaints were filed in New Jersey and Delaware naming Rockwood, its directors and Albemarle as defendants. In addition, four of the five complaints also named Merger Sub as a defendant.  The lawsuits filed in New Jersey, Thwaites v. Rockwood Holdings Inc., et al. (“Thwaites I”), and Thwaites v. Rockwood Holdings, Inc., et al. (“Thwaites II”), and the lawsuits filed in Delaware, Rudman Partners, L.P. v. Rockwood Holdings, Inc., et al., Riley v. Rockwood Holdings, Inc., et al., and North Miami Beach Police Officers & Firefighters’ Retirement Plan v. Rockwood Holdings, Inc., et al., (collectively the “Actions”), include substantially similar allegations that Rockwood’s board of directors breached their fiduciary duties in connection with the Merger by failing to ensure that Rockwood’s shareholders will receive the maximum value for their shares, failing to conduct an appropriate sale process and putting their own interests ahead of Rockwood’s shareholders. Rockwood and Albemarle are alleged to have aided and abetted the alleged fiduciary breaches. On August 12, 2014, the plaintiff in Thwaites I filed a Notice of Voluntary Dismissal Without Prejudice as to all defendants.  On August 27, 2014, the Delaware Court of Chancery ordered the three Delaware cases consolidated and appointed co-lead counsel. The Court also ordered that no response to the complaints shall be due until after plaintiffs in the cases filed in Delaware file an amended consolidated complaint. Plaintiffs in the cases filed in Delaware have yet to file an amended consolidated complaint. On September 19, 2014, the plaintiff in Thwaites II filed an amended complaint including additional allegations that the registration statement failed to disclose material information.  On October 6, 2014, the parties in Thwaites II filed a stipulation whereby the plaintiff agreed to extend the time for defendants to answer or otherwise move to dismiss the amended complaint to December 8, 2014, and the defendants agreed to provide certain limited discovery without prejudice to any and all defenses prior to answering or otherwise moving to dismiss the amended complaint.

On November 6, 2014, the defendants entered into a memorandum of understanding (the “MOU”) with the plaintiffs providing for the settlement of all claims in the Actions.  Under the MOU, and subject to court approval and definitive documentation, the plaintiffs and the putative class settle and release, against the named defendants and their affiliates and agents, all claims in the Actions and any potential claim related to (i) the Merger or the Merger Agreement, (ii) any deliberations or negotiations in connection with the Merger or the Merger Agreement, including the process of deliberation or negotiation by the defendants, and any of their respective officers, directors, principals, partners or advisors, (iii) the consideration to be received by class members in connection with the Merger, (iv) the Definitive Proxy Statement, or any other disclosures made available or filed relating to the Merger, (v) the statutory or fiduciary obligations of the defendants and certain related persons in connection with the Merger, (vi) the fees, expenses or costs incurred with prosecuting, defending or settling the Actions, or (vii) any of the allegations in any complaint or amendment(s) thereto filed in the Actions.

While Albemarle and Rockwood believe that no supplemental disclosure is required under applicable laws, in order to avoid the risk of the putative stockholder class actions delaying or adversely affecting the Merger and to minimize the expense of defending such actions, Albemarle and Rockwood have agreed, pursuant to the terms of the MOU, to make certain supplemental disclosures related to the proposed Merger, all of which are set forth below.  The MOU contemplates that the parties will enter into a stipulation of settlement.  The stipulation of settlement will be subject to customary conditions, including court approval following notice to Rockwood’s stockholders.  In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Superior Court of New Jersey, Mercer County, will consider the fairness, reasonableness, and adequacy of the settlement.  If the settlement is finally approved by the court, it will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the proposed Merger, the Merger Agreement, and any disclosure made in connection therewith, pursuant to terms that will be disclosed to stockholders prior to final approval of the settlement.  In addition, in connection with the settlement, the parties contemplate that plaintiffs’ counsel will file a petition in the Superior Court of New Jersey, Mercer County, for an award of attorneys’ fees and expenses to be paid by Rockwood or its successor.  The settlement, including the payment by Rockwood or any successor thereto of any such attorneys’ fees, is also contingent upon, among other things, the Merger becoming effective under Delaware law. There can be no assurance that the Superior Court of New Jersey, Mercer County, will approve the settlement contemplated by the MOU.  In the event that the settlement is not approved and such conditions are not satisfied, the defendants will continue to vigorously defend against the allegations in the Actions.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

In connection with the settlement of the class action lawsuits as set forth in this Current Report on Form 8-K, Albemarle and Rockwood agreed to make these supplemental disclosures to the Definitive Proxy Statement.  These disclosures should be read in connection with the Definitive Proxy Statement, which should be read in its entirety.  To the extent that information herein differs from or updates information contained in the Definitive Proxy Statement, the information contained herein supersedes the information contained in the Definitive Proxy Statement.  Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

The following supplemental disclosure is added following the first paragraph on page 48 of the Definitive Joint Proxy Statement/Prospectus concerning the Background to the Merger:

Citi was retained on June 26, 2014 by the Rockwood board of directors because of its qualifications, experience and reputation in mergers and acquisitions and investment banking and its familiarity with Rockwood and the specialty chemicals industry.  Both Lazard and Citi participated in meetings with Rockwood’s board of directors and provided financial advice and fairness opinions to the Rockwood board of directors.

The following supplemental disclosure is added to the Definitive Joint Proxy Statement/Prospectus concerning the Background to the Merger:

No potential bidder, including Company B, is still bound by standstill provisions preventing such potential bidder from communicating an alternative proposal to the Rockwood board of directors.

The second paragraph on page 59 of the Definitive Joint Proxy Statement/Prospectus concerning the Selected Publicly Traded Companies Analysis portion of the Rockwood Financial Analyses in the Opinion of Albemarle’s Financial Advisors is replaced, in its entirety, with the following:

BofA Merrill Lynch reviewed, among other things, enterprise values of the selected publicly traded companies (calculated as equity values based on closing stock prices on July 10, 2014 plus short-term debt, long-term debt, preferred equity and minority interest, less cash and marketable securities, (which we refer to in this joint proxy statement/prospectus as EV) as a multiple of calendar years 2014 and 2015 estimated earnings before interest, taxes, depreciation and amortization (which we refer to in this joint proxy statement/prospectus as EBITDA). Based on its professional judgment and experience and after taking into consideration, among other things, the observed data for the selected publicly traded companies and for Rockwood, BofA Merrill Lynch then applied (i) EV/2014 estimated EBITDA multiples of 11.0x to 14.0x derived from the selected publicly traded companies to Rockwood’s calendar year 2014 estimated EBITDA of approximately $391 million, including full year contribution of $35 million from Rockwood’s 49% interest in Windfield Holdings Pty Ltd, which directly owns 100% of the equity of Talison Lithium Pty Ltd (which we refer to in this joint proxy statement/prospectus as the Talison JV), (ii) EV/2015 estimated EBITDA multiples of 10.0x to 13.0x derived from the selected publicly traded companies to Rockwood’s calendar year 2015 estimated EBITDA of approximately $429 million. BofA Merrill Lynch assumed full year 2014 contribution from the Talison JV because BofA Merrill Lynch was calculating full year EBITDA numbers and the venture commenced in May 2014.  Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates, estimated financial data of Rockwood were based on the Rockwood forecasts (which were adjusted to include proceeds from the Pigments Sale) and estimated financial data of Albemarle were based on both publicly available research analysts’ estimates and the Albemarle forecasts. This analysis indicated the following approximate implied per share equity value reference range for Rockwood (rounded to the nearest $0.25 per share), as compared to the merger consideration:

The following supplemental disclosure is added following the first sentence of the second paragraph on page 59 of the Definitive Joint Proxy Statement/Prospectus concerning the Selected Publicly Traded Companies Analysis portion of the Rockwood Financial Analyses in the Opinion of Albemarle’s Financial Advisor:

The following table sets forth the enterprise values of and following multiples for the eight selected publicly traded companies, in each case based on publicly available filings and research analysts’ estimates: the ratio of the enterprise value to calendar year 2014 estimated EBITDA and the ratio of the enterprise value to calendar year 2015 estimated EBITDA.

Selected Companies	Enterprise Value ($ in millions)	Multiples
		EV/2014E EBITDA	EV/2015E EBITDA
Albemarle Corporation	$ 6,339	10.7x	9.7x
E. I. du Pont de Nemours and Company	$ 64,056	9.4x	8.4x
Ecolab Inc.	$ 40,481	13.9x	12.8x
Eastman Chemical Co.	$ 17,677	8.5x	8.0x
Ashland Inc.	$ 11,443	10.2x	9.7x
FMC Corp.	$ 11,054	11.4x	9.7 x
W.R. Grace and Company	$ 8,755	10.6x	10.2x
Cytec Industries Inc.	$ 4,357	10.8x	9.6x

The following table replaces the table which carries over from page 59 to 60 of the Definitive Joint Proxy Statement/Prospectus concerning the Selected Precedent Transactions Analysis portion of the Rockwood Financial Analyses in the Opinion of Albemarle’s financial advisor:

Announcement Date	Acquiror	Target	Transaction Value ($ in billions)	LTM Adj. EBITDA Multiple
January 3, 2006	BASF AG	Engelhard Corporation	$ 5.4	12.5x
December 15, 2006	Court Square Capital Partners L.P., Weston Presidio V, L.P.	MacDermid, Incorporated	$ 1.3	9.9x
May 31, 2007	The Carlyle Group L.P.	PQ Corporation	$ 1.6	9.2x
July 10, 2008	The Dow Chemical Company	Rohm and Haas Company	$19.0	12.8x
July 11, 2008	Ashland Inc.	Hercules Incorporated	$ 3.4	8.6x
January 9, 2011	E. I. du Pont de Nemours and Company	Danisco A/S	$ 7.4	12.2x
February 16, 2011	Clariant AG	Süd-Chemie AG	$ 2.7	10.3x
July 11, 2011	Lonza Group, Ltd.	Arch Chemicals, Inc.	$ 1.5	10.5x
July 20, 2011	Ecolab Inc.	Nalco Holding Company	$ 8.2	10.8x
January 27, 2012	Eastman Chemical Company	Solutia Inc.	$ 4.7	9.1x
June 21, 2012	Cabot Corporation	Norit N.V.	$ 1.1	11.9x
October 12, 2012	Ecolab Inc.	Champion Technologies, Inc.	$ 2.2	11.0x
February 5, 2013	Praxair, Inc.	NuCO2 Inc.	$ 1.1	13.2x
June 16, 2013	Cinven Ltd.	CeramTec GmbH	$ 2.0	10.4x
July 28, 2013	Altana AG	Rockwood clay-based additives business	$ 0.6	10.4x
December 2, 2013	Rockwood Holdings, Inc.	Talison Lithium Pty Ltd.	$ 1.1	16.7x
April 12, 2014	Symrise AG	Diana Group	$ 1.8	14.6x
July 7, 2014	Archer-Daniels-Midland Company	WILD Flavors GmbH	$ 3.1	16.4x

The following supplemental disclosure is added following the third sentence in the fourth full paragraph on page 64 of the Definitive Joint Proxy Statement/Prospectus concerning the Opinion of Lazard:

During the two years prior to the date of its opinion, Lazard had not been engaged by Albemarle to provide financial advisory or underwriting services for which the Investment Banking Division of Lazard has received compensation.

The following supplemental disclosure is added following the second sentence in the third full paragraph on page 66 of the Definitive Joint Proxy Statement/Prospectus concerning the Opinion of Citi:

Neither Citi nor its affiliates have provided investment banking related services to Albemarle in the past two years.

The following supplemental disclosure is added preceding the second to last paragraph on page 67 of the Definitive Joint Proxy Statement/Prospectus concerning the Rockwood portion of the Selected Comparable Company Multiples Analysis in the Opinions of Rockwood’s Financial Advisors:

The following table sets forth the following multiples for the nine selected publicly traded companies, in each case based on publicly available filings and research analysts’ estimates as of July 10, 2014: the ratio of the enterprise value to calendar years 2014, 2015 and 2016 estimated EBITDA and the ratios of price to estimated earnings for calendar years 2014, 2015 and 2016.

Company	EV/EBITDA			P/E
	2014E	2015E	2016E	2014E	2015E	2016E
Cytec Industries Inc.	10.7x	9.6x	8.7x	17.8x	15.9x	13.8x
Ecolab Inc.	14.0x	12.8x	11.9x	26.3x	22.9x	19.8x
FMC Corporation	11.4x	9.7x	8.5x	16.3x	13.2x	11.3x
Hexcel Corporation	11.0x	9.6x	8.8x	19.1x	16.6x	14.5x
Platform Specialty Products Corporation	17.3x	15.9x	n/a	31.0x	27.7x	n/a
Polypore International, Inc.	13.9x	11.7x	10.7x	29.3x	22.0x	21.6x
PPG Industries, Inc.	12.3x	11.2x	10.4x	21.9x	18.9x	17.0x
The Valspar Corporation	11.7x	10.7x	9.9x	18.1x	15.7x	13.7x
W.R. Grace & Co.	11.8x	10.5x	9.5x	20.5x	17.2x	14.7x

The following supplemental disclosure is added following the first paragraph on page 68 of the Definitive Joint Proxy Statement/Prospectus concerning the Albemarle portion of the Selected Comparable Company Multiples Analysis in the Opinions of Rockwood’s Financial Advisors:

The following table sets forth the following multiples for the seven selected publicly traded companies, in each case based on publicly available filings and research analysts’ estimates as of July 10, 2014: the ratio of the enterprise value to calendar years 2014, 2015 and 2016 estimated EBITDA and the ratios of price to estimated earnings for calendar years 2014, 2015 and 2016.

Company	EV/EBITDA			P/E
	2014E	2015E	2016E	2014E	2015E	2016E
Ashland Inc.	8.7x	8.3x	8.0x	16.6x	14.1x	12.1x
Chemtura Corporation	9.0x	8.2x	6.3x	30.9x	17.4x	12.8x
Cytec Industries Inc.	10.7x	9.6x	8.7x	17.8x	15.9x	13.8x
FMC Corporation	11.4x	9.7x	8.5x	16.3x	13.2x	11.3x
Hexcel Corporation	11.0x	9.6x	8.8x	19.1x	16.6x	14.5x
Platform Specialty Products Corporation	17.3x	15.9x	n/a	31.0x	27.7x	n/a
W.R. Grace & Co.	11.8x	10.5x	9.5x	20.5x	17.2x	14.7x

The second and third paragraphs on page 69 of the Definitive Joint Proxy Statement/Prospectus concerning the Rockwood Selected Precedent Transactions Analysis in the Opinions of Rockwood’s Financial Advisors are replaced, in their entirety, with the following:

For each of the transactions for which information was publicly available, Lazard and Citi compared the enterprise value implied by the purchase price in each transaction as a multiple of annual earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the target company based on the most recently available public information at the time of announcement of the relevant transaction. The overall low to high estimated EBITDA multiples observed for the selected transactions were 7.3x to 12.8x.

Based on the foregoing and Lazard’s and Citi’s professional judgment, Lazard and Citi applied a range of multiples of 11.0x to 13.0x to estimated calendar year 2014 EBITDA of Rockwood. For purposes of this analysis, the estimated June 30, 2014 balance sheet of Rockwood was utilized, pro forma for the expected proceeds from the expected Pigments Sale and Rockwood’s expected acquisition of a 100% interest in certain Chinese joint ventures by its surface treatment segment. The estimated calendar year 2014 EBITDA was utilized by Lazard and Citi because it better represented, based on Lazard’s and Citi’s professional judgment, Rockwood’s business mix and earnings potential following its recent acquisition of a 49% interest in the Talison JV, its expected acquisition of a 100% interest in certain Chinese joint ventures by its surface treatment segment, as well as the announced Pigments Sale.  This analysis indicated an implied price per share reference range for Rockwood common stock of $64.50 to $75.25, as compared to the implied value of the merger consideration of $85.00 per share of Rockwood common stock, based on the June 20, 2014 closing price of Albemarle common stock of $71.52.

The following table replaces the table on page 69 of the Definitive Joint Proxy Statement/Prospectus concerning the Rockwood Selected Precedent Transactions Analysis in the Opinions of Rockwood’s Financial Advisors:

Announcement Date	Acquirer	Target	Enterprise Value ($, €, £, DKK in billions)	EV/EBITDA
March 10, 2014	Minerals Technologies Inc.	AMCOL International Corp.	$1.7	11.4x
December 5, 2013	Merck KGaA	AZ Electronic Materials SA	€ 2.1	11.5x
October 10, 2013	Platform Acquisition Holdings Limited	MacDermid Incorporated	$1.8	10.0x
October 7, 2013	Solvay SA	Chemlogics Group LLC	$1.3	10.7x
June 16, 2013	Cinven Ltd.	CeramTec GmbH	€ 1.5	11.0x
November 7, 2012	Gulf Oil Corp.	Houghton International Inc.	$1.0	7.9x(a)
October 12, 2012	Ecolab Inc.	Champion Technologies Inc.	$2.3	11.4x(b)
June 21, 2012	Cabot Corporation	Norit N.V.	$1.1	12.0x
January 27, 2012	Eastman Chemical Company	Solutia Inc.	$4.7	9.0x
July 20, 2011	Ecolab Inc.	Nalco Holding Company	$8.1	12.1x
July 11, 2011	Lonza Group Ltd.	Arch Chemicals, Inc.	$1.4	10.7x
June 1, 2011	Sealed Air Corporation	Diversey, Inc.	$4.3	9.7x

May 31, 2011	Ashland Inc.	International Specialty Products Inc.	$3.2	8.9x
February 16, 2011	Clariant AG	Süd-Chemie AG	€ 2.0	10.2x
January 9, 2011	E. I. du Pont de Nemours and Company	Danisco A/S	DKK 36.1	12.8x
June 23, 2010	BASF SE	Cognis GmbH	€ 3.1	7.3x
September 15, 2008	BASF SE	Ciba Holding AG	€ 3.8	7.8x
July 11, 2008	Ashland Inc.	Hercules Inc.	$3.3	8.6x
July 10, 2008	The Dow Chemical Company	Rohm and Haas Co.	$18.7	12.5x
August 6, 2007	Akzo Nobel N.V.	Imperial Chemical Industries plc	£7.7	11.0x
July 19, 2007	PPG Industries Inc.	SigmaKalon Group B.V.	€ 2.2	11.8x
January 3, 2006	BASF AG	Engelhard Corporation	$5.6	12.5x

(a)           Based on adjusted EBITDA as of the twelve months ended September 30, 2012.

(b)           Based on estimated fiscal year 2012 EBITDA.

The following supplemental disclosure is added following the third sentence of the fourth paragraph on page 69 of the Definitive Joint Proxy Statement/Prospectus concerning the Discounted Cash Flow Analysis in the Opinions of Rockwood’s Financial Advisors:

As used in this analysis, the definition of unlevered free cash flow is adjusted EBITDA minus taxes, minus CAPEX, minus increases in working capital and adjusting for non-cash items. Note that for purposes of this definition, unlevered free cash flow for Rockwood excludes the 49% Talison joint venture, and unlevered free cash flow for Albemarle includes an adjustment for non-controlling interests, equity in earnings of affiliates, other income and other non-cash items.

The carryover paragraph on pages 69 and 70 of the Definitive Joint Proxy Statement/Prospectus concerning the Rockwood portion of the Discounted Cash Flow Analysis in the Opinions of Rockwood’s Financial Advisors is replaced, in its entirety, with the following:

For the discounted cash flow calculations of Rockwood, Lazard and Citi applied discount rates ranging from 8.5% to 9.5% to the estimated future cash flows of Rockwood. The terminal value of Rockwood was calculated applying terminal value EBITDA multiples ranging from 10.5x to 11.5x on a latest twelve months (which we refer to in this joint proxy statement/prospectus as LTM) basis to Rockwood’s estimated calendar year 2019 EBITDA. Using their professional judgment, Lazard and Citi selected the ranges of discount rates and terminal value EBITDA multiples above based on an analysis of weighted average cost of capital and terminal value EBITDA multiples of the Rockwood selected companies. For purposes of this analysis, EBITDA excluded Rockwood’s 49% interest in the Talison JV.  The analyses included the present value of estimated potential dividends from the Talison JV until 2053 (the current estimated life of the Talison mine), which, based on Lazard’s and Citi’s professional judgment, was discounted at a rate of 13.5%. This analysis indicated an implied per share equity value reference range for Rockwood common stock of $79.75 to $88.00, as compared to the implied value of the merger consideration of $85.00 per share of Rockwood common stock, based on the June 20, 2014 closing price of Albemarle common stock of $71.52.

The first full paragraph on page 70 of the Definitive Joint Proxy Statement/Prospectus concerning the Albemarle portion of the Discounted Cash Flow Analysis in the Opinions of Rockwood’s Financial Advisors is replaced, in its entirety, with the following:

For the discounted cash flow calculations of Albemarle, Lazard and Citi applied discount rates ranging from 8.0% to 9.0% to the estimated future cash flows of Albemarle. The terminal value of Albemarle was calculated applying terminal value multiples ranging from 10.0x to 11.0x on an LTM basis to Albemarle’s estimated calendar year 2019 EBITDA. Using their professional judgment, Lazard and Citi selected the ranges of discount rates and terminal value EBITDA multiples above based on an analysis of weighted average cost of capital and terminal value EBITDA multiples of the Albemarle selected companies. For purposes of this analysis, EBITDA included equity earnings of Albemarle less non-controlling interests, consistent with Albemarle’s public disclosure. This analysis indicated an implied per share equity value reference range for Albemarle common stock of $83.00 to $93.75, as compared to the 20-trading day VWAP as of July 10, 2014 of Albemarle common stock of $71.47.

The second full paragraph on page 70 of the Definitive Joint Proxy Statement/Prospectus concerning the Pro Forma Combined Company portion of the Discounted Cash Flow Analysis in the Opinions of Rockwood’s Financial Advisors is replaced, in its entirety, with the following:

For the discounted cash flow calculations of the pro forma combined company (including synergies), Lazard and Citi applied discount rates ranging from 8.5% to 9.5% to the estimated future cash flows of the combined company, including total annual cost synergies provided by management of Albemarle of $100 million as realized ($50 million realized in 2015 and the remaining $50 million realized in 2016) and the total costs of $150 million to achieve such synergies as incurred ($75 million in 2015 and $75 million in 2016) according to, among other things, Lazard’s and Citi’s judgment of an estimated range of weighted average cost of capital based on an analysis of the Rockwood and Albemarle selected companies discussed above. The terminal value of the combined company was calculated applying terminal value multiples ranging from 10.0x to 11.5x on an LTM basis to the combined company’s estimated calendar year 2019 EBITDA. For purposes of this analysis, EBITDA excluded Rockwood’s 49% interest in the Talison JV and included the present value of estimated potential dividends from the Talison JV until 2053, which, based on Lazard’s and Citi’s professional judgment, was discounted at a rate of 13.5%. This analysis indicated an implied per share equity value reference range for shares of the combined company of $80.75 to $98.50, which implied an intrinsic value, taking into account the cash consideration and the exchange ratio, to Rockwood shareholders of $89.40 to $97.90 per share of Rockwood common stock.

The following supplemental disclosure is added on page 73 of the Definitive Joint Proxy Statement/Prospectus to the footnotes to the Rockwood forecasts table concerning Certain Unaudited Prospective Financial Information of Rockwood:

(3)	Forecasted Revenue and EBITDA for the second half of 2014, including discontinued operations, were $1,184 and $240, respectively.
(4)	No net operating loss was utilized in the financial analyses performed by Rockwood’s financial advisors.

The following supplemental disclosure is added to the Definitive Joint Proxy Statement/Prospectus:

The following unlevered free cash flows were utilized by Rockwood’s financial advisors in connection with their discounted cash flow analyses of Albemarle:

	H2 2014	2015	2016	2017	2018	2019
Unlevered Free Cash Flow	$232	$392	$419	$463	$481	$499

The following supplemental disclosure is added to the Definitive Joint Proxy Statement/Prospectus:

The following unlevered free cash flows were utilized by Rockwood’s financial advisors in connection with their discounted cash flow analyses of Rockwood:

	H2 2014	2015	2016	2017	2018	2019
Unlevered Free Cash Flow	$68	$222	$251	$296	$348	$383

Forward Looking Statements

Some of the information presented in this Current Report on Form 8-K, including, without limitation, statements with respect to the proposed transaction with Rockwood and the anticipated consequences and benefits of the transaction, expectations with respect to future growth and earnings, and all other information relating to matters that are not historical facts, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements.  Factors that could cause actual results to differ materially include, without limitation: the receipt and timing of necessary regulatory approvals; the ability to finance the transaction; the ability to successfully operate and integrate Rockwood’s operations and realize estimated synergies; changes in economic and business conditions; and the other factors detailed from time to time in the reports we file with the Securities and Exchange Commission (“SEC”), including those described under “Risk Factors” in the Definitive Proxy Statement and in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.  These forward-looking statements speak only as of the date of this filing.  We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Other Important Information

In connection with the proposed transaction, Albemarle filed with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) on August 27, 2014, which included the preliminary joint proxy statement of Albemarle and Rockwood and which also constituted a preliminary prospectus of Albemarle. The Definitive Proxy Statement has been mailed to stockholders of Albemarle and Rockwood.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the Registration Statement and Definitive Proxy Statement, as well as other documents filed by Albemarle and Rockwood, at the SEC’s website (www.sec.gov). Copies of the Registration Statement and Definitive Proxy Statement and the SEC filings that are be incorporated by reference therein may also be obtained for free by directing a request to either: Albemarle Corporation, 451 Florida Street, Baton Rouge, Louisiana 70801, USA, Attention: Investor Relations, Telephone: +1 (225) 388-7322, or to Rockwood Holdings, Inc., 100 Overlook Center, Princeton, New Jersey 08540, USA, Attn: Investor Relations, Telephone +1 (609) 524-1101.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBEMARLE CORPORATION

Date: November 6, 2014	By:	/s/ Karen G. Narwold
Karen G. Narwold
Senior Vice President, General Counsel, Corporate and Government Affairs, Corporate Secretary